Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-251779, No. 333-179029 and No. 333-211384) on Form S-3 and in Registration Statements (No. 333-179030, No. 333-211443, and 333-261958) on Form S-8 of Presidio Property Trust, Inc. of our report dated March 28, 2022, relating to the consolidated financial statements and financial statement schedule, appearing in the Annual Report on Form 10-K of Presidio Property Trust, Inc. for the year ended December 31, 2021.

/s/ BAKER TILLY US, LLP

Irvine, California

March 29, 2022